PRICING AND BOOKKEEPING AGREEMENT


      AGREEMENT dated as of November 1, 1991, between each Massachusetts Business Trust (Trust) designated in Appendix I from time to time, and Colonial Management Associates, Inc. (Colonial), a Massachusetts corporation. This Agreement replaces all Service Contracts relating to the performance of similar services between Colonial and each Trust's predecessor in interest. The Trust and Colonial agree as follows:

      1. Appointment. The Trust may offer an unlimited number of series (Funds), each of which may have multiple classes of shares (Shares). This Agreement will apply to each Fund on the Effective Date set forth in Appendix I as amended from time to time.

      2. Services. Colonial shall (i) determine and timely communicate to persons designated by the Trust the Fund's net asset values and offering prices per Share; and (ii) maintain and preserve in a secure manner the accounting records of the Fund. All records shall be the property of the Fund. Colonial will provide disaster planning to minimize possible service interruption.

      3. Audit, Use and Inspection. Colonial shall make available on its premises during regular business hours all records of a Fund for reasonable audit, use and inspection by the Trust, its agents and any regulatory agency having authority over the Fund.

      4. Compensation. The Trust will pay Colonial for each Fund a monthly fee of $2,250 for the first $50 million of Fund assets, plus a monthly percentage fee at the following annual rates: .035% on the next $950 million; .025% on the next $1 billion; .015% on the next $1 billion; and .001% on the excess over $3 billion of the average daily net assets of the Fund for such month.

      5. Compliance. Colonial shall comply with applicable provisions relating to pricing and bookkeeping of the prospectus and statement of additional information of a Fund and applicable laws and rules in the provision of services under this Agreement.

      6. Limitation of Liability. In the absence of willful misfeasance, bad faith or gross negligence on the part of Colonial, or reckless disregard of its obligations and duties hereunder, Colonial shall not be subject to any liability to the Trust or Fund, to any shareholder of the Trust or the Fund or to any other person, firm or organization, for any act or omission in the course of, or connected with, rendering services hereunder.

      7. Amendments. The Trust shall submit to Colonial a reasonable time in advance of filing with the Securities and Exchange Commission copies of any changes in its Registration Statements. If a change in documents or procedures materially increases the cost to Colonial of performing its obligations, Colonial shall be entitled to receive reasonable additional compensation.

      8. Duration and Termination, etc. This Agreement may be changed only by writing executed by each party. This Agreement: (a) shall continue in effect from year to year so long as approved annually by vote of a majority of the Trustees who are not affiliated with Colonial; (b) may be terminated at any time without penalty by sixty days' written notice to either party; and (c) may be terminated at any time for cause by either party if such cause remains unremedied for a reasonable period not to exceed ninety days after receipt of written specification of such cause. Paragraph 6 of this Agreement shall survive termination. If the Trust designates a successor to any of Colonial's obligations, Colonial shall, at the expense and direction of the Trust, transfer to the successor all Trust records maintained by Colonial.

      9. Miscellaneous. This Agreement shall be governed by the laws of The Commonwealth of Massachusetts.

      IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above.

EACH TRUST DESIGNATED IN APPENDIX I


By:
        Richard A. Silver, Controller




COLONIAL MANAGEMENT ASSOCIATES, INC.


By:
        Arthur O. Stern, Senior Vice President


A copy of the document establishing the Trust is filed with the Secretary of The Commonwealth of Massachusetts. This Agreement is executed by officers not as individuals and is not binding upon any of the Trustees, officers or shareholders of the Trust individually but only upon the assets of the Fund.




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


                                   APPENDIX I

Trust                          Series                                                                Effective Date

Colonial Trust I               Colonial High Yield Securities Fund                                          11/1/91
                               Colonial Income Fund                                                          5/1/92
                               Colonial Strategic Income Fund                                                5/1/92
                               Stein Roe Advisor's Tax-Managed Growth Fund                                 12/30/96

Colonial Trust II              Colonial Intermediate U.S. Government Fund                                   2/14/92
                               Colonial Short Duration U.S. Government Fund                                 10/1/92
                               Colonial Newport Tiger Cub Fund                                               6/3/96
                               Newport Japan Opportunities Fund                                              6/3/96
                               Newport Greater China Fund                                                   5/12/97
                               [SoGen] Gold Fund
                               [SoGen] Global Fund
                               [SoGen] Overseas Fund

Colonial Trust III             Colonial Select Value Fund                                                   11/1/91
                               The Colonial Fund                                                            2/14/92
                               Colonial Federal Securities Fund                                             2/14/92
                               Colonial Global Equity Fund                                                  2/14/92
                               Colonial International Horizons Fund                                         2/14/92
                               Colonial International Fund for Growth                                       12/1/93
                               Colonial Strategic Balanced Fund                                              9/1/94

Colonial Trust IV              Colonial High Yield Municipal Fund                                            6/5/92
                               Colonial Intermediate Tax-Exempt Fund                                       12/18/92
                               Colonial Tax-Exempt Fund                                                     11/1/91
                               Colonial Tax-Exempt Insured Fund                                             11/1/91
                               Colonial Utilities Fund                                                      2/14/92

Colonial Trust V               Colonial Massachusetts Tax-Exempt Fund                                       11/1/91
                               Colonial Connecticut Tax-Exempt Fund                                         11/1/91
                               Colonial California Tax-Exempt Fund                                           8/3/92
                               Colonial Michigan Tax-Exempt Fund                                             8/3/92
                               Colonial Minnesota Tax-Exempt Fund                                            8/3/92
                               Colonial New York Tax-Exempt Fund                                             8/3/92
                               Colonial North Carolina Tax-Exempt Fund                                       8/6/93
                               Colonial Ohio Tax-Exempt Fund                                                 8/3/92
                               Colonial Florida Tax-Exempt Fund                                             1/13/93

Colonial Trust VI              Colonial U.S. Growth & Income Stock Fund                                      7/1/92
                               Colonial Small Cap Value Fund                                                11/2/92
                               Colonial Aggressive Growth Fund                                              3/31/96
                               Colonial Equity Income Fund                                                  3/31/96
                               Colonial International Equity Fund                                           3/31/96
                               Newport Asia Pacific Fund                                                    8/25/98

Colonial Trust VII             Colonial Newport Tiger Fund                                                   5/1/95

By:
     J. Kevin Connaughton, Controller

By:
     Nancy L. Conlin, Senior Vice President
     Colonial Management Associates, Inc.

Dated: ____________________________, 1998
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